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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1/A of our reports dated March 24, 2004 relating to the financial statements and financial statement schedule of PRA International (formerly PRA Holdings, Inc.) as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, VA
October 22, 2004